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                                                                  EXHIBIT 5.1

                 [Letter of Orrick, Herrington & Sutcliffe LLP]


                                November 5, 1996


The PMI Group, Inc.
601 Montgomery Street
San Francisco, California 94111

        Re:  The PMI Group, Inc. Registration Statement
             on Form S-3
             -------------------------------------------

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in the form being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $100,000,000 aggregate principal amount of Notes (the "Notes") of The PMI Group Inc., a Delaware corporation (the "Company"). The Notes are to be issued under an Indenture (the "Indenture"), to be entered into between the Company and The Bank of New York, as trustee, a form of which is included as an exhibit to the Registration Statement. The Notes are to be issued in substantially the form filed as an exhibit to the Registration Statement (with the maturity, interest rate and other terms of the Notes appropriately filled in). The Notes are to be sold in the manner set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the "Prospectus").

        We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that when the issuance of the Notes has been duly authorized by appropriate corporate action and the Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, any amendment thereto, and the Prospectus, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

        Our opinion that the Notes are legal, valid and binding is qualified as to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; and general principles of equity, including without limitation concepts of materiality,
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The PMI Group, Inc.
November 5, 1996
Page 2


reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We express no opinion as to matters of law in jurisdictions other than the State of New York, the federal law of the United States, and the corporate law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, any amendment thereto, and the Prospectus. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP